UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2012

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-8546	22-2465228
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Syms Way, Secaucus, New Jersey	07094
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201) 902-9600

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 Termination of a Material Definitive Agreement

The information in Item 5.02(b) is hereby incorporated by reference.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On December 13, 2012, Lauren Krueger resigned as Chief Executive Officer, President and Secretary of Trinity Place Holdings Inc. (the “Company”), effective January 11, 2013. Ms. Krueger has been providing management services to the Company pursuant to the Engagement Agreement for CEO Services (the “Engagement Agreement”), dated September 14, 2012, between the Company and Esopus Creek Management LLC (“Esopus Creek”). In connection with Ms. Krueger’s resignation, Esopus Creek notified the Company that it is terminating the Engagement Agreement effective January 11, 2013. The Engagement Agreement was previously included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended August 25, 2012, which was filed with the Securities and Exchange Commission on October 9, 2012, and is incorporated by reference herein. Ms. Krueger and Andrew L. Sole, a director of the Company, are the managing members of Esopus Creek.

The Company may engage in discussions with Ms. Krueger and Esopus Creek to obtain their assistance on transition and other issues after January 11, 2013. Ms. Krueger and Esopus Creek have indicated their willingness to provide such assistance through March 1, 2013.

The Company has engaged a search firm to conduct an executive search for a new Chief Executive Officer and other real estate professionals.

(d) On December 13, 2012, Alan Cohen, the trustee of the trust that holds the Company’s Series A Preferred Stock, elected Alan Miller to serve on the Company’s Board of Directors (the “Board”) as the “Independent Director,” as provided in the Company’s Certificate of Incorporation and the Modified Second Amended Joint Chapter 11 Plan of Reorganization of Syms Corp. and its Subsidiaries. With the election of Mr. Miller, the Board has five members. The Board does not currently have any separate committees.

Mr. Miller was nominated by the Company’s three “EC Directors,” and his nomination was approved by Mr. Cohen, all in accordance with the Company’s Certificate of Incorporation. The Company’s three EC Directors are Mark D. Ettenger, Marina Shevyrtalova and Andrew L. Sole. Mr. Cohen is also a director of the Company.

Mr. Miller is a retired partner of the law firm of Weil, Gotshal & Manges LLP in New York, NY, where he specialized in complex bankruptcy and restructuring matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Trinity Place Holdings Inc.

By:	/s/ Lauren Krueger
Name: Lauren Krueger
Title: Chief Executive Officer

Dated:  December 18, 2012

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